                                        Exhibit 99

                FORM 4 JOINT FILER INFORMATION

Name:                   Piper Jaffray Healthcare Management, L.P.

Address:                100 Spear Street, Suite 1600
                        San Francisco, CA 94105

Designated Filer:       Piper Jaffray Healthcare Fund II, L.P.

Issuer & Ticker Symbol: FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:    November 2, 2004

Signature:              By: /s/ Edwin F. Scheetz

                        For Piper Jaffray Ventures, Inc. as General Partner
                        of Piper Jaffray Healthcare Management, L.P.

Name:                   Piper Jaffray Ventures, Inc.

Address:                100 Spear Street, Suite 1600
                        San Francisco, CA 94105

Designated Filer:       Piper Jaffray Healthcare Fund II, L.P.

Issuer & Ticker Symbol: FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:    November 2, 2004

Signature:              By: /s/ Edwin F. Scheetz

                            Managing Director